Exhibit 10.36

To: MED EIBY Holding Co., Limited's management

Bai Yong (shareholder name) confirms that:

I hereby confirm that Bai Yong (a director of the Company) will provide necessary and sufficient financial support to the Company to ensure that the Company shall continue for at least 13 months from the financial statements ended June 30, 2023. These financial support include but not limited to: 1) provide the Company with the personal loan of RMB3,000,000 obtained from Bank of Communications granted on October 11, 2023; 2) provide other forms of financial support; 3) extend the repayment period of the Company not limited to one year;

I also confirm that I have no intention to significantly reduce the size of the company or require the company to stop operations, or liquidate the company. Moreover, I don't think the company will happen where there are no realistic options other than liquidation or cessation.

/s/ Bai Yong
Name: Bai Yong
Position: Chairman of the Board of Directors
Date: October 12, 2023